TALLY-HO VENTURES, INC.
Entertainment Products

NOTICE TO NONCONSENTING MINORITY SHAREHOLDERS

Pursuant to 8 Del code §228(e), you, a nonconsenting minority shareholder, are hereby given notice that on April 29, 2005, the Board of Directors of Tally-Ho Ventures, Inc., a Delaware corporation, authorized a 1 for 30 reverse split of the number of issued and outstanding shares of its Common Stock.

This means that, for every 30 shares of the Company you currently own, you will own 1 share after the reverse split is effective. To see how many shares of Tally Ho you will own after the reverse split is effective, simply divide your current number of shares by 30, and round up to the nearest whole number if you are left with a fractional share.

The record date and time is Friday, May 6, 2005 at 2:00 p.m. EDT.

The effective date and time is Monday, May 9, 2005 at 6:00 a.m. PDT, at which time our transfer agent, Signature Stock Transfer, Inc., is authorized to issue new share certificates to all shareholders, reflecting the reverse split.

However, in order to receive your new share certificate reflecting your new number of shares, you or your stock broker must first turn in your old share certificate to our transfer agent, Signature Stock Transfer, Inc. of Plano, Texas. Instructions on how to turn in your old certificate and receive a new one can be found in the Letter of Transmittal from Signature Stock Transfer, Inc., being mailed out to all shareholders, along with this notice.

Attached is a copy of the official Board of Directors Resolution and Shareholders Consent. Please contact our transfer agent, Signature Stock Transfer, at 972-612-4120, or contact us at our contact information below, with any questions.

Sincerely, BY: /S/ Cheney A. Shapiro —————————————— Cheney A. Shapiro Secretary

518 OAK STREET #2 * GLENDALE, CALIFORNIA 91204
www.tallyhoventures.com * info@tallyhoventures.com
(818) 550-7886